SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
SCHEDULE 13D

(Amendment No. 7)

Under the Securities Exchange Act of 1934

Yahoo! Inc.

(Name of Issuer)

Common Stock, $.001 Par Value

(Title of Class of Securities)

984332106
(CUSIP Number)

Third Point LLC
390 Park Avenue, 18th Floor
New York, NY 10022
(212) 224-7400

(Name, Address and Telephone Number of Person
Authorized to Receive Notices and Communications)

(with copies to)
Michael A. Schwartz, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
(212) 728-8267

March 13, 2012

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box:  ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits.  See Rule 240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 984332106		Page 2 of 9 Pages
1		NAME OF REPORTING PERSON Third Point LLC
2		CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3		SEC USE ONLY
4		SOURCE OF FUNDS AF
5		CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 70,500,400 (see Item 5)
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 70,500,400 (see Item 5)
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 70,500,400 (see Item 5)
12		CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS) ☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.81%
14		TYPE OF REPORTING PERSON (SEE INSTRUCTIONS) OO

CUSIP No. 984332106		Page 3 of 9 Pages
1		NAME OF REPORTING PERSON Daniel S. Loeb
2		CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3		SEC USE ONLY
4		SOURCE OF FUNDS AF
5		CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION United States
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 70,500,400 (see Item 5)
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 70,500,400 (see Item 5)
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 70,500,400 (see Item 5)
12		CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS) ☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 5.81%
14		TYPE OF REPORTING PERSON (SEE INSTRUCTIONS) IN

CUSIP No. 984332106		Page 4 of 9 Pages
1		NAME OF REPORTING PERSON Harry J. Wilson
2		CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3		SEC USE ONLY
4		SOURCE OF FUNDS PF
5		CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION United States
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 25,000
	8	SHARED VOTING POWER 0
	9	SOLE DISPOSITIVE POWER 25,000
	10	SHARED DISPOSITIVE POWER 0
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 25,000 (see Item 5)
12		CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS) ☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0.00%
14		TYPE OF REPORTING PERSON (SEE INSTRUCTIONS) IN

CUSIP No. 984332106		Page 5 of 9 Pages
1		NAME OF REPORTING PERSON Michael J. Wolf
2		CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3		SEC USE ONLY
4		SOURCE OF FUNDS PF
5		CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION United States
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 20,000
	8	SHARED VOTING POWER 0
	9	SOLE DISPOSITIVE POWER 20,000
	10	SHARED DISPOSITIVE POWER 0
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 20,000 (see Item 5)
12		CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS) ☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0.00%
14		TYPE OF REPORTING PERSON (SEE INSTRUCTIONS) IN

Item 1.                                Security and the Issuer

This Amendment No. 7 to Schedule 13D (this “Amendment No. 7”) relates to the shares of Common Stock of Yahoo! Inc. (the “Issuer”) and amends the Schedule 13D filed on September 8, 2011 (the “Original Schedule 13D”), as amended by each of Amendment No. 1 thereto filed on September 14, 2011, Amendment No. 2 thereto filed on November 4, 2011, Amendment No. 3 thereto filed on December 13, 2011, Amendment No. 4 thereto filed on February 14, 2012, Amendment No. 5 thereto filed on February 27, 2012 and Amendment No. 6 thereto filed on March 12, 2012 (the Original Schedule 13D, and as amended by such Amendments No. 1, No. 2, No. 3, No. 4, No. 5, No. 6 and this Amendment No. 7, the “Schedule 13D”).  Unless the context otherwise requires, references herein to the “Common Stock” are to such Common Stock of the Issuer.  The principal executive offices of the Issuer are located at 701 First Avenue, Sunnyvale, California 94089.

This Amendment No. 7 is being filed by Third Point LLC, a Delaware limited liability company (the “Management Company”), Daniel S. Loeb (“Mr. Loeb” and, together with the Management Company, the “Third Point Reporting Persons”), Harry J. Wilson (“Mr. Wilson”) and Michael J. Wolf (“Mr. Wolf” and, together with the Third Point Reporting Persons and Mr. Wilson, the “Reporting Persons”).

This Amendment No. 7 is being filed to amend Item 2, Item 3, Item 4, Item 5, Item 6 and Item 7 of the Schedule 13D as follows:

Item 2.                                Identity and Background.

Items 1(a), (b), (c), (d), (e) and (f) of the Schedule 13D are amended to reflect the following:

(a) This Schedule 13D is being filed by each of the Reporting Persons.

(b) The business address of Mr. Wolf is 156 Fifth Avenue, Penthouse One, New York, NY 10010.

(c) The principal business of Mr. Wolf is as the President of Activate Strategy, Inc., a strategy and technology consulting firm, specialized in media, technology and entertainment; the business address of Activate Strategy, Inc. is 156 Fifth Avenue, Penthouse One, New York, NY 10010.

(d), (e) During the last five years, Mr. Wolf has not been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

(f) Mr. Wolf is a citizen of the United States of America.

Item 3.                                 Source and Amount of Funds or Other Consideration.

Item 3 of the Schedule 13D is amended to reflect the following:

Mr. Wolf expended an aggregate of approximately $289,400 of his own personal funds  in open market transactions to acquire the 20,000 shares of Common Stock held by him.

Item 4.                      Purpose of Transaction.

Item 4 of the Schedule 13D is amended to reflect the following:

On March 14, 2012, the Management Company sent a letter to Mr. Scott Thompson, the Chief Executive Officer of the Issuer, in which the Management Company, among other things, expressed its disappointment in the Issuer’s board selection process and stated the Management Company’s intention to file a preliminary proxy statement with the Securities and Exchange Commission in the near future.  A copy of that letter attached hereto as Exhibit 99.7 and incorporated herein by reference.

Mr. Wolf acquired his shares of Common Stock subject to this Schedule 13D for investment purposes.  As set forth in Amendment No. 4 to this Schedule 13D, Mr. Wolf has agreed to serve as one of the Third Point Nominees for election to the Issuer’s Board at the 2012 Annual Meeting.  Other than as set forth in this Schedule 13D, Mr. Wolf has no present plans or proposals that relate to or would result in any of the matters set forth in subparagraphs (a) – (j) of Item 4 of Schedule 13D.

*              *              *

Third Point LLC and the other Participants (defined below) have filed with the SEC a preliminary proxy statement and accompanying proxy card in connection with its solicitation of proxies for the election of the Third Point Nominees at the Annual Meeting.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE ISSUER TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARDS AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THIRD POINT LLC, DANIEL S. LOEB, THIRD POINT OFFSHORE MASTER FUND L.P., THIRD POINT ULTRA MASTER FUND L.P., THIRD POINT PARTNERS L.P., THIRD POINT PARTNERS QUALIFIED L.P., THIRD POINT REINSURANCE COMPANY LTD., LYXOR/THIRD POINT FUND LIMITED, DBX-RISK ARBITRAGE 11 FUND, HARRY J. WILSON, MICHAEL J. WOLF AND JEFFREY A. ZUCKER (COLLECTIVELY, THE “PARTICIPANTS”), FROM THE SHAREHOLDERS OF THE ISSUER, FOR USE AT THE ANNUAL MEETING, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC. AT ITS TOLL-FREE NUMBER (800) 322-2855 OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM

IMPORTANT INFORMATION RELATING TO THE ABOVE-NAMED PARTICIPANTS IN THIS PROXY SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE ISSUER, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY THIRD POINT AND THE OTHER PARTICIPANTS WITH THE SEC ON MARCH 21, 2012, WHICH DOCUMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT WILL BE AVAILABLE TO SHAREHOLDERS OF THE ISSUER AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC. AT ITS TOLL-FREE NUMBER (800) 322-2855 OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM.

Item 5.                                Interest in Securities of the Issuer.

Items 5(a), (b), (c) and (d) of the Schedule 13D are amended to reflect the following:

(a)          As of the date of this Schedule 13D, (i) the Third Point Reporting Persons beneficially own an aggregate of 70,500,400 shares of Common Stock (the “Third Point Shares”), consisting of 70,500,400 shares of Common Stock held by the Funds, (ii) Mr. Wilson beneficially owns an aggregate of 25,000 shares of Common Stock (the “Wilson Shares”) and (iii) Mr. Wolf beneficially owns an aggregate of 20,000 shares of Common Stock (the “Wolf Shares”).  The Third Point Shares represent 5.81% of the Common Stock outstanding, and the Wilson Shares and the Wolf Shares each represent 0.00% of the Common Stock outstanding.  Percentages of the Common Stock outstanding reported in this Schedule 13D are calculated based upon the 1,213,749,472 shares of Common Stock outstanding as of February 17, 2012, as reported in the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed by the Issuer with the Securities and Exchange Commission on February 29, 2012.  By reason of the agreements between the Management Company and each of Mr. Wilson and Mr. Wolf with respect to Mr. Wilson and Mr. Wolf, respectively, serving as a Third Point Nominee, the Third Point Reporting Persons, Mr. Wilson and Mr. Wolf may be deemed to have formed a group within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended, and each may therefore be deemed to beneficially own the shares of Common Stock beneficially owned by the other.

(b)          Mr. Wolf has sole voting and dispositive power over the Wolf Shares.

(c)          Set forth on Schedule I to this Amendment No. 7 are all transactions in Common Stock effected by Mr. Wolf in the 60 days preceding the filing of this Amendment No. 7.

(d)          No other person is known to have the right to receive, or the power to direct the receipt of, dividends from or proceeds from the sale of, the Wolf Shares.

Item 6.                                Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

Item 6 of the Schedule 13D is amended to reflect the following:

Pursuant to Rule 13d-1(k) promulgated under the Exchange Act, the Reporting Persons have entered into a Joint Filing Agreement, a copy of which is filed with this Schedule 13D as Exhibit 99.8, with respect to the joint filing of this Schedule 13D and any amendment or amendments hereto.

Other than as described herein, there are no contracts, arrangements, understandings or relationships (legal or otherwise) between the Reporting Persons and any other person with respect to the securities of the Issuer.

Item 7.                                Material to be filed as Exhibits.

1.	Exhibit 99.7 - The Management Company’s Letter to Mr. Scott Thompson, dated March 14, 2012

2.	Exhibit 99.8 - Joint Filing Agreement, dated as of March 23, 2012

SIGNATURES

After reasonable inquiry and to the best of each of the undersigned’s knowledge and belief, each of the undersigned, severally and not jointly, certifies that the information set forth in this statement is true, complete and correct.

Dated: March 23, 2012                                                        THIRD POINT LLC

By: /s/ William Song
Name: William Song
Title: Attorney-in-Fact

Dated: March 23, 2012                                                        DANIEL S. LOEB

/s/ William Song
Name: William Song
Title: Attorney-in-Fact

Dated: March 23, 2012                                                        HARRY J. WILSON

/s/ William Song
Name: William Song
Title: Attorney-in-Fact

Dated: March 23, 2012                                                        MICHAEL J. WOLF

/s/ William Song
Name: William Song
Title: Attorney-in-Fact

SCHEDULE I

This Schedule I sets forth information with respect to each purchase and sale of Common Stock effectuated by Mr. Wolf within the 60 days preceding the filing of this Amendment No. 7.  Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
3/13/2012	20,000	14.4697

Exhibit 99.7

[LETTERHEAD OF THIRD POINT LLC]

March 14, 2012

Mr. Scott Thompson, CEO
Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089

Dear Scott:

Third Point LLC (“Third Point”) is the investment adviser to entities that collectively hold 70,500,400 shares of Common Stock of Yahoo!  Inc. (the “Company”), making us the Company’s largest outside owner.

A month has passed since Third Point announced its intention to nominate four directors – Harry Wilson, Michael Wolf, Jeff Zucker, and Daniel Loeb (the “Shareholder Slate”) – at the upcoming Annual Shareholder Meeting.  We “pre-announced” our slate in the hope that Yahoo! would recognize our nominees as impressive, independent thinkers with directly relevant experience and who, collectively, would enrich the Board’s dialogue during this critical period.  When we spoke on February 17, I reiterated our interest in avoiding a drawn-out proxy contest, and working constructively with you and the remaining Board members to promptly recruit Silicon Valley leaders with strong engineering, product and technology credentials to join us on the Board (many of whom have expressed interest in joining once the looming proxy contest was completed).  The intended result:  ensure Yahoo! maintains its place as a premier internet company by forcefully addressing the immediate strategic and operational challenges it faces.  With such a reconstituted Board in place, a powerful strategic planning committee would promptly but thoughtfully map out a plan to take full advantage of the Company’s valuable assets and stop its painful decay.  Perhaps naively, I believed that you and the Company would recognize the value to this approach, and we could join forces immediately in this regard.

Sadly, the Company’s reaction since that call can only be described as dismissive.  Each of Michael, Harry and Jeff received a single phone call from a separate member of the Nominating and Corporate Governance Committee, two of the three lasting no more than thirty minutes, and each lacking any concrete sense of process or “next steps”.  In addition, although I have spoken to several members of the Board during the past few weeks, none of those calls was identified as an interview.  This perfunctory outreach to the Shareholder Slate (one of whom had previously been contacted by your own search firm, Heidrick & Struggles, to gauge his interest in serving as a Director) is disappointing and indicates an unwillingness on your part to seriously consider the Shareholder Slate, choosing instead to spend the Company’s resources and management’s time fending off our bona fide efforts to make Yahoo! great again.  This approach is particularly nonsensical given the fact that shareholders have been clamoring for change for some time, and I do not believe that even you can realistically imagine that Yahoo!, in its current state of flux, will find four nominees that are as qualified to serve as the Shareholder Slate.

In any event, the Board’s stonewalling, apparent insouciance and decision not to engage with us in a serious manner, has left us no choice but to directly approach our fellow owners with the Shareholder Slate.  Accordingly, we hereby notify you that we intend to file our Preliminary Proxy Statement with the Securities and Exchange Commission within the week.

Scott, it is not too late for you to take decisive leadership action and avoid the costs and distraction of an expensive proxy contest fighting the Shareholder Slate (which, according to our research, will be well-received by shareholders).  If you invite us on, we will bring strong shareholder advocacy, leading corporate governance, first class restructuring capabilities and leading media strategies to a Board that is sorely in need of each of the above.  In addition, you will have avoided an unnecessary battle with your largest outside shareholder.  You appear to have enough battles to fight already.

On a related note, given that the Company will be without a Chairman after Mr. Bostock’s term expires, we would be amenable to having Mr. Gary Wilson, former CFO of Disney and Marriott, remain on the Board as Chairman.  We believe this role should be for one year only, with the explicit understanding that Mr. Wilson would recruit his replacement prior to the end of the term.  We suggest this in the spirit of continuity and compromise, and believe it would be in the best interests of all shareholders.  We encourage the Company and Mr. Wilson to strongly consider this idea.

Sincerely,

/s/ Daniel S. Loeb

Daniel S. Loeb

Exhibit 99.8

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: March 23, 2012                                                        THIRD POINT LLC

By: /s/ William Song
Name: William Song
Title: Attorney-in-Fact

Dated: March 23, 2012                                                        DANIEL S. LOEB

/s/ William Song
Name: William Song
Title: Attorney-in-Fact

Dated: March 23, 2012                                                        HARRY J. WILSON

/s/ William Song
Name: William Song
Title: Attorney-in-Fact

Dated: March 23, 2012                                                        MICHAEL J. WOLF

/s/ William Song
Name: William Song
Title: Attorney-in-Fact